UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 28, 2017, Vulcan Materials Company (the “Company”) issued a press release announcing the results of its cash tender offer to purchase any and all of its 7.50% Senior Notes due 2021 (the “Notes”) which expired at 5:00 p.m., New York City time, on December 22, 2017 (the “Expiration Date”).

According to D.F. King & Co, Inc., the tender and information agent for the tender offer, $564,889,000 aggregate principal amount of the Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn, and the Company has accepted for purchase all such Notes.

As previously announced, the Company will redeem on January 17, 2018 the $35,111,000 aggregate principal amount of the Notes that remain outstanding. Holders of such Notes will receive the “make-whole” redemption price based on the redemption spread of 50 basis points over the yield of the applicable U.S. Treasury Security, plus accrued and unpaid interest to the date of redemption.

A copy of the press release announcing the results of the tender offer is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: December 28, 2017	By:	/s/ Jerry F. Perkins Jr.
Name: Jerry F. Perkins Jr.
Title: General Counsel and Secretary